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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): AUGUST 16, 2005


                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)


             NEVADA                    000-33389                65-1071956
             ------                    ---------                ----------
(State or other jurisdiction of    (Commission File           (IRS Employer
         incorporation)                 Number)              Identification No.)

                   6015 31ST STREET EAST, BRADENTON, FL 34203
                   ------------------------------------------
                    (Address of principal executive offices)


        Registrant's Telephone Number, Including Area Code: 941-753-2875
                                                            ------------


ITEM 5.02 HIRING AND RESIGNATION OF EMPLOYEES.

Resignation of Chief Operating Officer
--------------------------------------

Kenneth Craig resigned as Chief Operating Officer and Secretary of Morgan Beaumont, Inc. (the "Company") effective August 31 to pursue personal interests and spend time with his family. Mr. Craig will remain a director of the Company while the Company reviews potential additions to outside directors.

Appointment of Secretary
------------------------

The Company's Chief Financial Officer, Theodore Misiewicz, has also assumed the position of corporate secretary.


ITEM 8 OTHER EVENTS.

(a) Agreement with Symmetrex
    ------------------------

On July 5, 2005, the Company entered an agreement with Symmetrex, Inc. ("Symmetrex") to provide and for the Company to receive date processing, transaction processing and related services in connection with the Company's accounts or clients. Symmetrex will create a range of prepaid debit accounts using numbers provided by the Company's issuing bank and produce plastic card production tape media, including PIN generation, for the range of created prepaid accounts. Upon the first loading of value on the prepaid debit account, Symmetrex will create a customer account on either its systems or at the issuing bank. Symmetrex will process, as the issuing processor, all cardholder POS and ATM transactions or the prepaid debit accounts. In addition, Symmetrex will provide 24/7 secure web access by customers of the Company. A copy of this agreement shall be attached as an exhibit with the Company's 10-KSB/A2 to be filed with the SEC.


(b) Press Releases
    --------------

On August 16, 2005 the Company issued a press release announcing the expansion of the corporate office headquarters. A copy of this press release is attached to this Form 8-K as Exhibit 8.1.



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On August 24, 2005, the Company issued a press release announcing the agreement with Symmetrex, Inc. ("Symmetrex"). Symmetrex will serve as an issuing processor for certain stored value debit card products developed by the Company that will be activated and re-loadable on the Company's SIRE network. One program the Company will offer is a prepaid MasterCard (TM) debit card product issued by Meta Payment Systems that will marketed at unbanked Hispanic consumers in the US. A copy of this press release is attached to this Form 8-K as Exhibit 8.2.

On August 29, 2005, the Company issued a press release announcing the expansion of its marketing organization and the introduction of the Company's VP of marketing. Clare J. Morgan has joined the Company as Vice President of Marketing as part of the expansion of the Company's marketing organization. Ms. Morgan has over 10 years of marketing and public relations experience in the prepaid telecommunications and electronic transaction industries and the Company believes her contributions should significantly increase its visibility in the marketplace. In addition, the Company's marketing team current Director of Marketing, Jeffrey Kratsh, will assume responsibility for the Company's investor relations and corporate communications initiatives as well as the full implantation of the Morgan Beaumont University. A copy of this press release is attached to this Form 8-K as Exhibit 8.3.

On September 1, 2005, the Company issued a press release announcing the departure of its Chief Operating Officer as more fully described above. A copy of this press release is attached to this Form 8-K as Exhibit 8.4.

On September 6, 2005, the Company issued a press release announcing the launch of a new Employer Payroll Card Solutions, the Prestige Payroll Card. This new payroll program is supported by First Gulf Bank and marks the Company's foray into the burgeoning employer payroll card arena offering companies, institutions and government agencies a cost-effective, value-added alternative to traditional paper paycheck options. The Company also announced its agreement with Bostrom International Group to become a Master Distributor for the Prestige Payroll program. A copy of this agreement shall be attached as an exhibit with the Company's 10-KSB/A2 to be filed with the SEC. A copy of this press release is attached to this Form 8-K as Exhibit 8.5.


ITEM 9 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MORGAN BEAUMONT, INC.


/s/ Clifford Wildes
-------------------

By: Clifford Wildes

CEO, Treasurer and Director

Dated: September 6, 2005


 Exhibit               Description of Exhibit
---------              ---------------------------------------------------------

8.1.                   Press Release dated August 16, 2005
8.2.                   Press Release dated August 24, 2005
8.3.                   Press Release dated August 29, 2005
8.4.                   Press Release dated September 1, 2005
8.5                    Press Release dated September 6, 2005